Exhibit 2.1b

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to the Asset Purchase Agreement among Charter Communications VI, LLC, The Helicon Group, L.P., Interlink Communications Partners, LLC, Charter Communications, LLC, Hornell Television Service, Inc. (collectively, the “Sellers” and each individually, a “Seller”), Charter Communications Holdings, LLC (“Parent”) and Atlantic Broadband Finance, LLC (“Buyer”) is entered into as of December 3, 2003.

WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement, dated as of September 3, 2003, as amended October 31, 2003 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree and acknowledge that the Purchase Agreement shall be amended as follows:

1. The eighth sentence of Section 6.2(c) of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“Sellers shall direct KPMG to complete the audits in this Section 6.2(c) no later than December 5, 2003, and Sellers shall use commercially reasonable efforts to cause such audits to be completed within such time.”

2. The Purchase Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. This Amendment may be executed in counterparts, which together shall constitute the executed original. This Amendment shall be governed by and construed and enforced in accordance with the laws (without giving effect to laws governing the principles of conflicts of law) of the State of Delaware.

[END OF PAGE. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Amendment has been executed by Sellers and Buyer as of the date first above written.

SELLERS:

CHARTER COMMUNICATIONS VI, LLC

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

THE HELICON GROUP, L.P.

By: Charter Helicon, LLC its general partner

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

HORNELL TELEVISION SERVICE, INC.

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

CHARTER COMMUNICATIONS, LLC

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

INTERLINK COMMUNICATIONS PARTNERS, LLC

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/S/ ELOISE E. SCHMITZ
Name: Eloise E. Schmitz
Title: Vice President

BUYER:

ATLANTIC BROADBAND FINANCE, LLC

By:	/S/ JAY GROSSMAN
Name: Jay Grossman
Title: Vice President